As filed with the Securities and Exchange Commission on September 23, 2014

Registration No. 333-198641

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 1

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Dave & Buster’s Entertainment, Inc.

(Exact name of registrant as specified in its charter)

Delaware	5812	35-2382255
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2481 Mañana Drive

Dallas, Texas 75220

(214) 357-9588

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Stephen M. King

Chief Executive Officer

Dave & Buster’s Entertainment, Inc.

2481 Mañana Drive

Dallas, Texas 75220

(214) 357-9588

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Corey R. Chivers, Esq. Alexander D. Lynch, Esq. Weil, Gotshal & Manges LLP 767 Fifth Avenue New York, New York 10153 (212) 310-8000 (Phone) (212) 310-8007 (Fax)	Marc D. Jaffe, Esq. Ian D. Schuman, Esq. Latham & Watkins LLP 885 Third Avenue, Suite 1000 New York, New York 10022 (212) 906-1200 (Phone) (212) 751-4864 (Fax)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

EXPLANATORY NOTE

The sole purpose of this amendment is to file certain exhibits to the registration statement as indicated in Item 16(a) of Part II of this amendment. No change is made to the preliminary prospectus constituting Part I of the registration statement or Items 13, 14, 15, or 17 of Part II of the registration statement. Accordingly, this amendment consists only of the facing page, this explanatory note and Item 16(a) of Part II and the signatures of the registration statement.

Item 16. Exhibits and financial statement schedules.

EXHIBIT NUMBER	DESCRIPTION OF EXHIBITS

1.1	Form of Underwriting Agreement

3.1	Form of Second Amended and Restated Certificate of Incorporation of the Registrant

3.2	Form of Second Amended and Restated Bylaws of the Registrant

4.1	Form of Stock Certificate

4.2	Form of Stockholders’ Agreement, among Dave & Buster’s Entertainment, Inc., Oak Hill Capital Partners III, L.P., and Oak Hill Capital Management Partners III, L.P.

4.3	Form of Registration Rights Agreement, among Dave & Buster’s Entertainment, Inc., Oak Hill Capital Partners III, L.P., Oak Hill Capital Management Partners III, L.P. and the additional stockholders named therein

5.1†	Opinion of Weil, Gotshal & Manges LLP

10.1	Second Amendment, dated as of May 14, 2013, to the Credit Agreement, dated as of June 1, 2010, among Dave & Buster’s Holdings, Inc., Dave & Buster’s, Inc., 6131646 Canada, Inc. and the several banks and other financial institutions or entities from time to time parties thereto (incorporated by reference to Exhibit 10.8 to the quarterly report on Form 10-Q filed by Dave & Buster’s, Inc. on June 17, 2013)

10.2	Form of Amended and Restated Employment Agreement, dated as of May 2, 2010, by and among Dave & Buster’s Management Corporation, Dave & Buster’s, Inc., and the various executive officers of Dave & Buster’s, Inc. (incorporated by reference to Exhibit 10.2 to the Form S-4 Registration Statement filed by Dave & Buster’s, Inc. on August 11, 2010 (No. 333-168759))

10.3	Dave & Buster’s Parent, Inc. 2010 Management Incentive Plan (incorporated by reference to Exhibit 10.3 to the Form S-4 Registration Statement filed by Dave & Buster’s, Inc. on August 11, 2010 (No. 333-168759))

10.4	Amendment No. 1 to the Dave & Buster’s Parent, Inc. 2010 Management Incentive Plan (incorporated by reference to Exhibit 10.2 to the quarterly report on Form 10-Q filed by Dave & Buster’s, Inc. on June 15, 2011)

10.5	Amendment No. 2 to the Dave & Buster’s Parent, Inc. 2010 Management Incentive Plan (incorporated by reference to Exhibit 10.6 to the annual report on Form 10-K filed by Dave & Buster’s, Inc. on April 16, 2013)

10.6	Expense Reimbursement Agreement, dated as of June 1, 2010, by and between Dave & Buster’s, Inc. and Oak Hill Capital Management LLC (incorporated by reference to Exhibit 10.6 to the annual report on Form 10-K filed by Dave & Buster’s, Inc. on April 12, 2012)

10.7	Form of Dave & Buster’s Entertainment, Inc. 2014 Omnibus Incentive Plan

10.8*	Employment Agreement, dated as of February 14, 2011, by and among Dave & Buster’s Management Corporation, Dave & Buster’s, Inc. and Dolf Berle

10.9	Form of Amended and Restated Nonqualified Stock Option Agreement, by and between Dave & Buster’s Entertainment, Inc. and each of Stephen M. King, Kevin Bachus, Dolf Berle, Joe DeProspero, Sean Gleason, Brian A. Jenkins, Margo L. Manning, Michael J. Metzinger, John B. Mulleady, J. Michael Plunkett, Jay L. Tobin, David A. Jones, Alan J. Lacy, Kevin M. Sheehan, Michael J. Griffith and Jonathan S. Halkyard

II-1

EXHIBIT NUMBER	DESCRIPTION OF EXHIBITS

10.10	Form of Nonqualified Stock Option Award Agreement under the Dave & Buster’s Entertainment, Inc. 2014 Omnibus Incentive Plan

10.11*	Dave & Buster’s Select Executive Retirement Plan as amended and restated by Dave & Buster’s I, L.P., effective January 1, 2005

10.12	Form of Indemnification Agreement for directors, executive officers and key employees

10.13*	Credit Agreement, dated as of July 25, 2014, among Dave & Buster’s Holdings, Inc., Dave & Buster’s, Inc., the other guarantors from time to time parties thereto, the lenders from time to time parties thereto and Jefferies Finance LLC, as administrative agent.

10.14*	Offer Letter, dated October 1, 2011, by and between Dave & Buster’s, Inc. and Kevin Bachus

11.1	Statement regarding computation of per share earnings (incorporated by reference to Notes to the Financial Statements included in Part I of this Registration Statement)

21.1*	List of subsidiaries of the Registrant

23.1*	Consent of KPMG LLP, Independent Registered Public Accounting Firm

23.2†	Consent of Weil, Gotshal & Manges LLP (included in the opinion filed as Exhibit 5.1 hereto)

24.1*	Power of Attorney of Stephen M. King (included on signature page)

24.2*	Power of Attorney of Brian A. Jenkins (included on signature page)

24.3*	Power of Attorney of Tyler J. Wolfram (included on signature page)

24.4*	Power of Attorney of J. Taylor Crandall (included on signature page)

24.5*	Power of Attorney of Michael J. Griffith (included on signature page)

24.6*	Power of Attorney of Jonathan S. Halkyard (included on signature page)

24.7*	Power of Attorney of David A. Jones (included on signature page)

24.8*	Power of Attorney of Alan J. Lacy (included on signature page)

24.9*	Power of Attorney of Kevin M. Mailender (included on signature page)

24.10*	Power of Attorney of Kevin M. Sheehan (included on signature page)

*	Previously filed.
†	To be filed by amendment.

No financial statement schedules are provided because the information called for is not applicable or is shown in the financial statements or notes thereto.

II-2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 23rd day of September, 2014.

DAVE & BUSTER’S ENTERTAINMENT, INC.

By:	/s/ Stephen M. King
Name: Stephen M. King
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on the 23rd of September, 2014.

SIGNATURE	TITLE

/s/ Stephen M. King	Chief Executive Officer and Director
Stephen M. King	(Principal Executive Officer)

/s/ Brian A. Jenkins	Senior Vice President and
Brian A. Jenkins	Chief Financial Officer
(Principal Financial and Accounting Officer)

*	Director
J. Taylor Crandall

*	Director
Michael J. Griffith

*	Director
Jonathan S. Halkyard

*	Director
David A. Jones

*	Director
Alan J. Lacy

*	Director
Kevin M. Mailender

*	Director
Kevin M. Sheehan

*	Director
Tyler J. Wolfram

*By:	/s/ Jay L.Tobin Jay L.Tobin